Exhibit 1.1
NISOURCE INC.
Common Stock
Preferred Stock
Guarantees of Debt Securities
NISOURCE FINANCE CORP.
Debt Securities
Fully and Unconditionally Guaranteed as to Payment of Principal, Premium
(if any) and Interest (if any) by
NiSource Inc.
UNDERWRITING AGREEMENT
     1. Introductory. NiSource Inc., a Delaware corporation (“NiSource”), proposes to issue and sell from time to time certain of its common stock, par value $.01 per share (“Common Stock”) and preferred stock, and to issue guarantees of the debt securities issued from time to time by NiSource Finance Corp. as described herein, and NiSource Finance Corp., an Indiana corporation and a wholly owned subsidiary of NiSource (“NiSource Finance”), proposes to issue and sell from time to time certain of its unsecured debt securities, in each case registered under the registration statement referred to in Section 2(a) (“Registered Securities”).
     The Registered Securities constituting debt securities will be issued under an indenture, dated as of November 14, 2000 (“Indenture”), among NiSource Finance, NiSource and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting debt securities will be guaranteed as to principal, premium, if any, interest, if any, and additional amounts, if any, by NiSource pursuant to the guarantee set forth in the Indenture, which guarantee will be endorsed on each debt security, authenticated and delivered pursuant to the Indenture (the “Guarantee” and, collectively, the “Guarantees”).
     The Registered Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms.
     Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.
     The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities.” The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement (other than in Sections 2(c), 3, 5(b), 5(c), 5(f), 6(d) and 7, the first use of such term in Section 5(g) and the last use of such term in Section 4(d)), shall mean the Underwriters.
     2. Representations and Warranties of NiSource and NiSource Finance. NiSource and NiSource Finance, as of the Applicable Time (as so defined in the Terms Agreement relating to each series of Offered Securities) and the date of each Terms Agreement referred to in Section 3, represent and warrant to, and agree with, the Underwriters that:
     (a) A registration statement on Form S-3 (No. 333-148239 and 333-148239-01), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. Such registration statement, as used with respect to a series of Offered Securities, including the information deemed a part thereof pursuant to Rule 430B(f)(1) under the Securities Act of 1933, as amended (the “Act”), on the date of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such Section applies to NiSource, NiSource Finance and the Underwriters for the Offered Securities pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”), including the exhibits thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the Effective Date, is hereinafter referred to as the “Registration Statement”; the base prospectus relating to the Registered Securities in the form in which it has most recently been filed with the Commission on or prior to the date of the Terms Agreement relating to each series of Offered Securities being herein called the “Basic Prospectus”; the Basic Prospectus as amended and supplemented by a preliminary prospectus supplement relating to each series of Offered Securities and as further amended and supplemented immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus”; the Basic Prospectus as amended or supplemented in final form, which is filed with the Commission pursuant to Rule 424(b) under the Act with respect to each series of Offered Securities is hereinafter called the “Final Supplemented Prospectus”; any reference herein to the Basic Prospectus, any Pricing Prospectus or any Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Pricing Prospectus or any Final Supplemented Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of NiSource filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     For purposes of this Agreement, the documents listed in the Terms Agreement under the caption, “Pricing Disclosure Package,” taken together, are referred to as the “Pricing Disclosure Package.”
     (b) The documents incorporated by reference in the Registration Statement or the Pricing Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Pricing Prospectus and any Permitted Free Writing Prospectus (as defined below), none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Supplemented Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder and, when read together with the Final Supplemented Prospectus as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) The Registration Statement complies and the Final Supplemented Prospectus will comply, and any further amendments or supplements thereto, when any such amendments become effective or supplements are filed with the Commission, as the case may be, will comply, in all material respects with the applicable provisions of the Act, the 1934 Act, the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the general rules and regulations of the Commission thereunder and the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus do not and will not, (i) as of the Effective Date as to the

Registration Statement and any amendment thereto, (ii) as of the Applicable Time as to the Pricing Disclosure Package and (iii) as of the date of the Final Supplemented Prospectus and the Closing Date as to the Final Supplemented Prospectus or as of the date when any supplement is filed as to the Final Supplemented Prospectus as further supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the case of the Registration Statement and any amendment thereto, and, in the light of the circumstances under which they were made, not misleading in the case of the Pricing Disclosure Package and the Final Supplemented Prospectus as further supplemented; except that neither NiSource nor NiSource Finance makes any representations or warranties with respect to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act or (B) statements or omissions made in a Permitted Free Writing Prospectus, the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to NiSource and NiSource Finance by the Underwriters through the Representatives expressly for use therein.
     Each Permitted Free Writing Prospectus does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that NiSource and NiSource Finance make no representation or warranty with respect to any statement or omissions made in a Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to either NiSource or NiSource Finance by the Underwriters through the Representatives expressly for use therein.
     (d) With respect to the Registration Statement, (i) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act), (ii) neither NiSource nor NiSource Finance has received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement and (iii) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.
     (e) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (C) at the time either NiSource or NiSource Finance, or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act), made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, each of NiSource and NiSource Finance was a “well-known seasoned issuer” (as defined in Rule 405 under the Act).
     (f) NiSource has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus; and NiSource is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.
     (g) NiSource Finance has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Indiana, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus; and NiSource Finance is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of NiSource Finance has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of NiSource Finance is owned by NiSource free from liens, encumbrances and defects.
     (h) Each significant subsidiary (as defined in Rule 405 under the Act) of NiSource (each direct and indirect significant subsidiary of NiSource other than NiSource Finance being hereinafter referred to as a “Significant Subsidiary” and all such direct and indirect significant subsidiaries of NiSource other than NiSource Finance being hereinafter referred to collectively as the “Significant Subsidiaries”), has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and except as otherwise disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, all of the capital stock of each Significant Subsidiary is owned by NiSource, directly or through subsidiaries, free from liens, encumbrances and defects.
     (i) If the Offered Securities are debt securities issued by NiSource Finance and guaranteed by NiSource: The Indenture has been duly authorized, executed and delivered by each of NiSource and NiSource Finance and has been duly qualified under the Trust Indenture Act; the Offered Securities which are debt securities have been duly authorized by NiSource Finance; the Offered Securities which are Guarantees have been duly authorized by NiSource; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as defined below), such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus and the Indenture and such Offered Securities which are debt securities will constitute valid and legally binding obligations of NiSource Finance, and such Offered Securities which are Guarantees of such debt securities will constitute valid and legally binding obligations of NiSource, in each case, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus.
     (j) If the Offered Securities are preferred stock: The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus; and the stockholders of NiSource have no preemptive rights with respect to the Offered Securities.
     (k) If the Offered Securities are Common Stock: The Offered Securities and all other outstanding shares of capital stock of NiSource have been duly authorized; all outstanding shares of capital stock of NiSource are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus; and the stockholders of NiSource have no preemptive rights with respect to the Offered Securities.
     (l) If the Offered Securities are convertible into Common Stock: When the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such

Offered Securities will be convertible into Common Stock of NiSource in accordance with their terms (if the Offered Securities are preferred stock) or the Indenture (if the Offered Securities are debt securities); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus; and the stockholders of NiSource have no preemptive rights with respect to the Common Stock issuable upon conversion of the Offered Securities.
     (m) If the Offered Securities are Common Stock or are convertible into Common Stock: Except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, there are no contracts, agreements or understandings between NiSource or NiSource Finance and any person that would give rise to a valid claim against NiSource, NiSource Finance or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.
     (n) If the Offered Securities are Common Stock or are convertible into Common Stock: There are no contracts, agreements or understandings between NiSource or NiSource Finance and any person granting such person the right to require NiSource or NiSource Finance to file a registration statement under the Act with respect to any securities of NiSource or NiSource Finance owned or to be owned by such person or to require NiSource or NiSource Finance to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by NiSource or NiSource Finance under the Act.
     (o) If the Offered Securities are Common Stock or are convertible into Common Stock: The outstanding shares of Common Stock are listed on The New York Stock Exchange (the “Stock Exchange”) and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) have been approved for listing on the Stock Exchange, subject to notice of issuance. If the Offered Securities are debt securities or preferred stock: The Offered Securities have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.
     (p) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by NiSource and/or NiSource Finance, as the case may be, except such as have been obtained and made under the Act and, if the Offered Securities are debt securities, the Trust Indenture Act, and such as may be required under the Federal Power Act, and under state securities laws.
     (q) The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities) did not, and the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities issued by NiSource Finance and guaranteed by NiSource or preferred stock, compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of NiSource, NiSource Finance or any subsidiary of NiSource (each direct and indirect subsidiary of NiSource other than NiSource Finance being hereinafter referred to as a “Subsidiary” and all such direct and indirect subsidiaries of NiSource other than NiSource Finance being hereinafter referred to collectively as the “Subsidiaries”), (ii) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over NiSource, NiSource Finance or any Subsidiary or any of their properties, or (iii) any agreement or instrument to which NiSource, NiSource Finance or any Subsidiary is a party or by which NiSource, NiSource Finance or any

Subsidiary is bound or to which any of the properties of NiSource, NiSource Finance or any Subsidiary is subject, except in the case of clauses (ii) and (iii) where such violation, breach or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of NiSource, NiSource Finance and the Subsidiaries taken as a whole (“Material Adverse Effect”) and would not materially and adversely affect the ability of either NiSource or NiSource Finance to perform its obligations under the Indenture (if the Offered Securities are debt securities issued by NiSource Finance and guaranteed by NiSource), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which would otherwise be material in the context of the sale of the Offered Securities; and each of NiSource and NiSource Finance has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).
     (r) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or preferred stock, any Delayed Delivery Contracts have each been duly authorized, executed and delivered by NiSource and/or NiSource Finance, as the case may be.
     (s) Except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, NiSource, NiSource Finance and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, NiSource, NiSource Finance and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect.
     (t) NiSource, NiSource Finance and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to NiSource, NiSource Finance or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.
     (u) Except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, none of NiSource, NiSource Finance or any Significant Subsidiary has any material contingent liability.
     (v) Except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, there are no pending actions, suits, proceedings or investigations against or affecting NiSource, NiSource Finance or any Subsidiary or any of their respective properties, assets or operations that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or to affect materially and adversely the ability of either NiSource or NiSource Finance to perform its obligations under the Indenture (if the Offered Securities are debt securities issued by NiSource Finance and guaranteed by NiSource), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits, proceedings or investigations are threatened or, to the knowledge of NiSource or NiSource Finance, contemplated.
     (w) The financial statements of NiSource included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus present fairly the financial position of the entity presented and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus,

such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with all other financial statements presented for such entity; any schedules included or incorporated by reference in the Registration Statement, Pricing Prospectus and the Final Supplemented Prospectus present fairly the information required to be stated therein.
     (x) Except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Supplemented Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of NiSource, NiSource Finance and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Final Supplemented Prospectus, there has been no dividend or distribution of any kind declared, paid or made by either NiSource or NiSource Finance on any class of its capital stock.
     (y) Neither NiSource nor NiSource Finance is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Supplemented Prospectus, neither will be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (z) Neither NiSource, NiSource Finance nor any affiliate of either of them does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and each of NiSource and NiSource Finance agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.
     (aa) At the determination date for purposes of the Offered Securities within the meaning of Rule 164(h) under the Act, each of NiSource and NiSource Finance was not an “ineligible issuer” as defined in Rule 405 under the Act.
     (bb) NiSource maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by NiSource in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to NiSource’s management as appropriate to allow timely decisions regarding required disclosure. NiSource has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.
     (cc) NiSource maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (dd) Neither NiSource, NiSource Finance nor any affiliate of either of them nor, to the knowledge of NiSource or NiSource Finance, any director, officer, agent, employee or affiliate of them is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and NiSource Finance will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ee) Neither NiSource, NiSource Finance nor, to the knowledge of NiSource or NiSource Finance, any director, officer, agent, employee or affiliate of them has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     3. Purchase and Offering of Offered Securities. The obligations of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (“Terms Agreement”) at the time NiSource and/or NiSource Finance, as the case may be, determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of the Representatives, the principal amount or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and NiSource and/or NiSource Finance, as the case may be, agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the Pricing Prospectus. For purposes of Rule 15c6-1 under the 1934 Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities (as defined below) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus.
     If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, NiSource and/or NiSource Finance, as the case may be, authorize the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as NiSource and/or NiSource Finance, as the case may be, may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date NiSource and/or NiSource Finance will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If NiSource and/or NiSource Finance execute and deliver Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advises NiSource and/or NiSource Finance. NiSource and/or NiSource Finance will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.
     If the Offered Securities are preferred stock or Common Stock, the certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, and if the Offered Securities are debt securities, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Lead Underwriter requests.
     If the Offered Securities are debt securities and the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, NiSource Finance will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Supplemented Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by NiSource Finance at a bank acceptable to the Lead Underwriter, in each case drawn to the order of NiSource Finance at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.
     4. Free Writing Prospectuses.
     (a) NiSource and NiSource Finance represent and agree that, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of NiSource and NiSource Finance and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by NiSource and NiSource Finance pursuant to Rule 433 or one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in the Permitted Free Writing Prospectus attached to the applicable Terms Agreement; any such free writing prospectus (which shall include the pricing term sheet discussed in Section 4(b) hereof), the use of all of which shall have been consented to by NiSource and NiSource Finance and the Representatives, will be listed in the Terms Agreement and herein called a “Permitted Free Writing Prospectus.”
     (b) NiSource and NiSource Finance agree to prepare a pricing term sheet, substantially in the form attached to the Terms Agreement, and approved by the Representatives, and to file such pricing term sheet pursuant to Rule 433(d) under the Act within the time period prescribed by such Rule.
     (c) NiSource and NiSource Finance and the Representatives have complied and will comply with the requirements of Rule 433 under the Act applicable to any free writing prospectus, including timely Commission filing where required and legending.
     (d) NiSource and NiSource Finance agree that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, NiSource and NiSource Finance will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representatives, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to NiSource and NiSource Finance by an Underwriter through the Representatives, expressly for use therein.
     (e) NiSource and NiSource Finance agree that if there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, NiSource and NiSource Finance will promptly notify the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.
     5. Certain Agreements of NiSource and NiSource Finance. Each of NiSource and NiSource Finance agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one copy of the executed registration statement relating to the Registered Securities, including all exhibits, in the form in which it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:
     (a) NiSource and NiSource Finance will file the Final Supplemented Prospectus, in a form approved by the Representatives, such approval not to be unreasonably withheld, with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable, Rule 424(b)(5)) not later than the second business day following the execution and delivery of the Terms Agreement. Furthermore, NiSource and NiSource Finance will make any other required filings pursuant to Rule 433(d)(1) of the Act within the time required by such Rule.
     (b) NiSource and NiSource Finance will advise the Representatives or Lead Underwriter, as applicable, promptly of any proposal to amend or supplement the Registration Statement or the Final Supplemented Prospectus and will afford the Representatives or Lead Underwriter, as applicable, a reasonable opportunity to comment on any such proposed amendment or supplement; and NiSource and NiSource Finance will also advise the Representatives or Lead Underwriter, as applicable, promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) NiSource will comply with the provisions of the Act, the 1934 Act and the rules and regulations of the Commission thereunder so as to permit completion of the distribution of the Offered Securities as contemplated by the applicable Terms Agreement (including the provisions of this Agreement), the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus. If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Supplemented Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Final Supplemented Prospectus to comply with the Act, NiSource and NiSource Finance promptly will notify the Representatives or Lead Underwriter, as applicable, of such event and will promptly prepare and file with the Commission, at the expense of NiSource and NiSource Finance, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter’s or Representatives’, as applicable, consent to, nor the Underwriters’

delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
     (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, NiSource will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the Effective Date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of NiSource’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.
     (e) NiSource or NiSource Finance will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Pricing Prospectus, any Permitted Free Writing Prospectus, the Final Supplemented Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. NiSource or NiSource Finance will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) NiSource or NiSource Finance will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives or Lead Underwriter, as applicable, designates and will continue such qualifications in effect so long as required for the distribution, provided that, in connection with such qualification, neither NiSource nor NiSource Finance shall be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.
     (g) During the period of five years after the date of any Terms Agreement, NiSource will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and NiSource will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of NiSource filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning NiSource or NiSource Finance as the Lead Underwriter may reasonably request.
     (h) Each of NiSource and/or NiSource Finance will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities or preferred stock), any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any review by The Financial Industry Regulatory Authority of the Registered Securities, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), any fees and expenses incurred in connection with the listing of the Offered Securities on the Stock Exchange and any travel expenses of its officers and employees and any other expenses incurred by it in connection with attending or hosting meetings with prospective purchasers of Registered Securities.
     (i) If the Offered Securities are debt securities or preferred stock, neither NiSource nor NiSource Finance will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued by NiSource Finance and guaranteed by NiSource and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of preferred stock issued by NiSource (if the Offered Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under “Blackout” in the Terms Agreement.
     (j) If the Offered Securities are Common Stock or are convertible into Common Stock, NiSource will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under “Blackout” in the Terms Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement, or issuances of Common Stock pursuant to the exercise of such options.
     (k) If at any time when Offered Securities remain unsold by the Underwriters, either NiSource or NiSource Finance receives from the Commission a notice pursuant to Rule 401(g)(2) of the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, NiSource or NiSource Finance will (i) promptly notify the Representatives or Lead Underwriter, as applicable, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives or Lead Underwriter, as applicable, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives or Lead Underwriter, as applicable, of such effectiveness. NiSource and NiSource Finance will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which NiSource or NiSource Finance has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     6. Conditions of the Obligations of the Underwriter. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of NiSource and NiSource Finance herein, to the accuracy of the statements of officers of NiSource and NiSource Finance made pursuant to the provisions hereof, to the performance by each of NiSource and NiSource Finance of its obligations hereunder and to the following additional conditions precedent:
     (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP, confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder and stating to the effect that:
          (i) in their opinion the financial statements and financial statement schedules audited by them and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations of the Commission thereunder;
          (ii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, or Statement of Auditing Standards No. 71, Interim Financial Information, as applicable, on any unaudited financial statements incorporated by reference in the Registration Statement and the Pricing Prospectus;

          (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of NiSource, inquiries of officials of NiSource who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited financial statements, if any, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations of the Commission thereunder or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;
     (B) if any unaudited “capsule” information is contained in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;
     (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of NiSource and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus; or
     (D) for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement, Pricing Prospectus and Final Supplemented Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated gross revenues, operating income or net income;
except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus discloses have occurred or may occur or which are described in such letter; and
          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Pricing Prospectus and the Final Supplemented Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of NiSource and its subsidiaries subject to the internal controls of NiSource’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus shall be deemed included in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus for purposes of this subsection.
     (b) The Final Supplemented Prospectus shall have been filed with the Commission in accordance with the rules and regulations of the Commission under the Act and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against NiSource or NiSource Finance shall have been instituted or, to the knowledge of NiSource, NiSource Finance or any Underwriter, shall be contemplated by the Commission. The pricing term sheet contemplated by Section 4(b) of this Agreement, and any other material required to be filed by NiSource pursuant to Rule 433(d) under the Act, shall have been filed by NiSource with the Commission within the applicable time periods prescribed for such filings by Rule 433.
     (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of NiSource, NiSource Finance and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of NiSource or NiSource Finance, as the case may be, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of NiSource or NiSource Finance, as the case may be, (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of NiSource or NiSource Finance on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
     (d) The Representatives shall have received an opinion, dated the Closing Date, of Schiff Hardin LLP, counsel for NiSource and NiSource Finance, to the effect that:
          (i) NiSource has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus; and NiSource is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Indiana;
          (ii) NiSource Finance has been duly incorporated and is a validly existing corporation under the laws of the State of Indiana, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus;
          (iii) If the Offered Securities are debt securities issued by NiSource Finance and guaranteed by NiSource: The Indenture has been duly authorized, executed and delivered by each of NiSource and NiSource Finance, has been duly qualified under the Trust Indenture Act and constitutes legal, valid and binding obligations of NiSource and NiSource Finance enforceable against NiSource and NiSource Finance in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Offered Securities which are debt securities have been duly authorized by NiSource Finance; the Offered Securities which are Guarantees have been duly authorized by NiSource; the Offered Securities which are debt securities have been duly executed and, when authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of the Terms Agreement (including the provisions of this Agreement) or sold pursuant to Delayed Delivery Contracts, will constitute legal, valid and binding obligations of NiSource Finance enforceable against NiSource Finance in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Offered Securities which are guarantees of debt securities have been duly executed and, when the debt securities on which the guarantees are endorsed are authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of the Terms Agreement (including the provisions of this Agreement) or sold pursuant to Delayed Delivery Contracts, will constitute, legal, valid and binding obligations of NiSource entitled to the benefits of the Indenture and enforceable against NiSource in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so delivered and sold will conform, as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus;
          (iv) If the Offered Securities are preferred stock: The Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities when delivered to and paid for by the Underwriters in accordance with the provisions of the Terms Agreement (including the provisions of this Agreement) will be validly issued, fully paid and nonassessable; any Contract Securities, when delivered and sold pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and non-assessable; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so delivered and sold, will conform, as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus; and the stockholders of NiSource have no statutory preemptive rights with respect to the Offered Securities;
          (v) If the Offered Securities are Common Stock: The Offered Securities have been duly authorized and when delivered to and paid for by the Underwriters in accordance with the provisions of the Terms Agreement (including the provisions of this Agreement) will be validly issued, fully paid and nonassessable and conform as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus; and the stockholders of NiSource have no statutory preemptive rights with respect to the Offered Securities;

          (vi) If the Offered Securities are convertible into Common Stock: The Offered Securities other than any Contract Securities are, and any Contract Securities (if the Offered Securities are debt securities), when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts or (if the Offered Securities are preferred stock) when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be convertible into Common Stock in accordance with (if they are debt securities) the Indenture or (if they are preferred stock) their terms; the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the Common Stock conforms as to legal matters in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus; and the stockholders of NiSource have no statutory preemptive rights with respect to the Common Stock issuable upon conversion of the Offered Securities;
          (vii) If the Offered Securities are Common Stock or are convertible into Common Stock: There are no contracts, agreements or understandings known to such counsel between NiSource or NiSource Finance and any person granting such person the right to require NiSource or NiSource Finance to file a registration statement under the Act with respect to any securities of NiSource or NiSource Finance owned or to be owned by such person or to require NiSource or NiSource Finance to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by NiSource or NiSource Finance under the Act;
          (viii) Neither the execution and delivery by each of NiSource and NiSource Finance of the Terms Agreement (including the provisions of this Agreement) nor the performance by each of NiSource and NiSource Finance of their respective obligations under the Terms Agreement (including the provisions of this Agreement) requires any consent or approval of any nature from or filing with any governmental authority of any of the State of Illinois, the State of Indiana or the United States of America, nor is any such consent, approval or filing required by the Delaware General Corporation Law;
          (ix) Neither NiSource nor NiSource Finance is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Supplemented Prospectus, neither will be an “investment company” as defined in the Investment Company Act of 1940;
          (x) Each of the Significant Subsidiaries has been duly incorporated and is a corporation validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and Final Supplemented Prospectus; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation in good standing in each of the jurisdictions set forth opposite the name of such Significant Subsidiary on a schedule attached to the opinion;
          (xi) To the knowledge of such counsel, based in part upon a review of the stock register of each of NiSource Finance, NiSource Capital Markets, Inc., Columbia Energy Group and Northern Indiana Public Service Company (collectively, the “Specified Subsidiaries”), all of the issued and outstanding capital stock of each of the Specified Subsidiaries is owned by NiSource, directly or through subsidiaries. There is no perfected lien upon the outstanding shares of capital stock of any of the Specified Subsidiaries and, to the knowledge of such counsel, there is no other lien, security interest, charge or encumbrance upon the capital stock of any of the Specified Subsidiaries;
          (xii) To the knowledge of such counsel, except as disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, there are no pending or threatened actions, suits, proceedings or investigations against or affecting NiSource, NiSource Finance or any Subsidiary or any of their respective properties, assets or operations that could reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of either NiSource or NiSource Finance to perform its obligations under the Terms Agreement (including the provisions of this Agreement) or which could be reasonably be expected to have a Material Adverse Effect;
          (xiii) The execution and delivery by each of NiSource and NiSource Finance of the Terms Agreement (including the provisions of this Agreement) do not, and the performance by each of NiSource and NiSource Finance of its respective obligations under the Terms Agreement (including the provisions of this Agreement), including the issuance and sale of the Offered Securities, will not, (i) violate the certificate or articles of incorporation or by-laws of NiSource or NiSource Finance, (ii) violate any law, rule or regulation applicable to NiSource or NiSource Finance and generally applicable to transactions of the type contemplated by the Terms Agreement (including the provisions of this Agreement) undertaken by issuers engaged in businesses similar to the businesses of NiSource and NiSource Finance, (iii) violate any judgment, injunction, order or decree identified by an officer of NiSource or NiSource Finance as material to NiSource, NiSource Finance and the Subsidiaries taken as a whole (which judgments, injunctions, orders and decrees, if any, shall be set forth in a certificate attached to the opinion), or (iv) breach or result in a default under any indenture, mortgage, instrument or agreement which is filed as an exhibit to or filed as an exhibit through incorporation by reference to either NiSource’s Annual Report on Form 10-K for the year ended on the December 31 preceding the date of delivery of such opinion or any Quarterly Report on Form 10-Q or Report on Form 8-K filed subsequent to the date of such Form 10-K and prior to the Closing Date;
          (xiv) The descriptions in the Registration Statement and in the Pricing Disclosure Package and the Final Supplemented Prospectus of any statutes, legal and governmental proceedings, contracts and documents, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any legal or governmental proceedings pending to which NiSource, NiSource Finance or any Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Supplemented Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Supplemented Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;
          (xv) The Registration Statement has become effective under the Act, the Final Supplemented Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against NiSource or NiSource Finance have been instituted or are pending or threatened under the Act, and the Registration Statement on the Effective Date and the Final Supplemented Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; such counsel have had no facts come to their attention that have led them to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Final Supplemented Prospectus, as of its date and as amended or supplemented as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or any amendment or supplement thereto; and
          (xvi) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are Contract Securities, the Delayed Delivery Contracts have been duly authorized, executed and delivered by NiSource and/or NiSource Finance, as the case may be.
     (e) The Representatives shall have received from Dewey & LeBoeuf LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of each of NiSource and NiSource Finance, the validity of the Offered Securities, the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and other related matters as the Representatives may require, and each of NiSource and NiSource Finance shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Dewey & LeBoeuf LLP may rely as to the incorporation of NiSource Finance and all other matters governed by Indiana law upon the opinion of Schiff Hardin LLP referred to above.
     (f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of NiSource in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of NiSource in this Agreement are true and correct in all material respects, that NiSource has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Supplemented Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of NiSource, NiSource Finance and the Subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Final Supplemented Prospectus.
     (g) If the Offered Securities are debt securities, the Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of NiSource Finance in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of NiSource Finance in this Agreement are true and correct in all material respects, that NiSource Finance has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Supplemented

Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of NiSource, NiSource Finance and the Subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Final Supplemented Prospectus.
     (h) The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.
     Each of NiSource and NiSource Finance agrees to furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.
     7. Indemnification and Contribution. (a) NiSource and NiSource Finance, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus, or any amendment or supplement thereto, or any free writing prospectus used by NiSource or NiSource Finance other than a Permitted Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that NiSource and NiSource Finance will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to NiSource or NiSource Finance by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.
          (b) Each Underwriter will severally and not jointly indemnify and hold harmless NiSource and NiSource Finance, their respective directors and officers and each person, if any, who controls each of NiSource and NiSource Finance within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which NiSource or NiSource Finance may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to NiSource or NiSource Finance by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by NiSource or NiSource Finance in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by NiSource and NiSource Finance on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NiSource and NiSource Finance on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by NiSource and NiSource Finance on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by NiSource and NiSource Finance bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NiSource and NiSource Finance on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of NiSource and NiSource Finance under this Section shall be in addition to any liability which NiSource or NiSource Finance may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of NiSource and NiSource Finance, to each officer of NiSource and NiSource Finance who has signed the Registration Statement and to each person, if any, who controls NiSource or NiSource Finance within the meaning of the Act.
     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to NiSource and/or NiSource Finance, as the case may be, for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities and arrangements satisfactory to the Lead Underwriter and NiSource and/or NiSource Finance, as the case may be, for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or NiSource or NiSource Finance, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are debt securities or preferred stock, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts (if debt securities) or numbers of shares (if preferred stock) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by NiSource and/or NiSource Finance, as the case may be.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of NiSource, NiSource Finance or their respective officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, NiSource, NiSource Finance or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, NiSource and NiSource Finance shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of NiSource, NiSource Finance and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii), (iv), (v), (vi) or (vii) of Section 6(c), NiSource and/or NiSource Finance will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     10. Absence of Fiduciary Relationship. NiSource and NiSource Finance acknowledge and agree that (i) the purchase and sale of the Offered Securities pursuant to this Terms Agreement and the Underwriting Agreement is an arm’s-length commercial transaction between NiSource and NiSource Finance, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith each Underwriter is acting as a principal and not the agent or fiduciary of NiSource or NiSource Finance and (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of NiSource or NiSource

Finance with respect to the offering of the Offered Securities pursuant to this Terms Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising NiSource or NiSource Finance on other matters) or any other obligations to NiSource or NiSource Finance with respect to the offering of the Offered Securities pursuant to this Terms Agreement or the process leading thereto, except the obligations expressly set forth in this Terms Agreement and the Underwriting Agreement.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to NiSource in writing for the purpose of communications hereunder or, if sent to NiSource, will be mailed, delivered or telegraphed and confirmed to it at 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: David J. Vajda, if sent to NiSource Finance, will be mailed, delivered or telegraphed and confirmed to it at 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: David J. Vajda, in each case with a copy to Robert J. Minkus, Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois 60606-6473.
     12. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon NiSource, NiSource Finance and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.
     14. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
     Each of NiSource and NiSource Finance hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.
Dated: December 1, 2009

ANNEX I
(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,
New York time, on [                    ], 20__)
DELAYED DELIVERY CONTRACT
     [Insert date of initial public offering]
[NISOURCE INC.] [NISOURCE FINANCE CORP.]
   c/o
Ladies and Gentlemen:
     The undersigned hereby agrees to purchase from [NiSource Inc., a Delaware corporation (“NiSource”),] [NiSource Finance Corp., an Indiana corporation and wholly-owned subsidiary of NiSource Inc.(“NiSource Finance”)] and [NiSource] [NiSource Finance] agrees to sell to the undersigned, as of the date hereof, for delivery on [                    ], 20___(“Delivery Date”), [                    shares] [$                     principal amount] [of [NiSource’s] [ NiSource Finance’s] [insert title of securities] (“Securities”), offered by the Prospectus of NiSource and NiSource Finance dated [                    ], 20___and a Prospectus Supplement dated [                    ], 20___relating thereto, receipt of copies of which is hereby acknowledged, at— % of the principal amount thereof plus accrued interest, if any,—$  per share plus accrued dividends, if any,—and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).
     [If two or more delayed closings, insert the following:
     The undersigned will purchase from [NiSource][NiSource Finance] as of the date hereof, for delivery on the dates set forth below, Securities in the—principal—amounts set forth below:

Delivery Date	[Number of Shares/Principal Amount]

Each of such delivery dates is hereinafter referred to as a Delivery Date.]
     Payment for the Securities that the undersigned has agreed to purchase for delivery on—the—each—Delivery Date shall be made to [NiSource][NiSource Finance] or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by [NiSource][NiSource Finance] at a bank acceptable to the Underwriter, at the office of at      A.M. on—the—such—Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned—for delivery on such Delivery Date—in definitive [If debt issue, insert—fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to [NiSource][NiSource Finance] not less than five full business days prior to—the—such—Delivery Date.

     It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of [NiSource][NiSource Finance] to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on—the—each—Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at—the—such—Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) [NiSource][NiSource Finance] shall have sold to the Underwriters the total—principal amount—number of shares—of the Securities less the—principal amount—-number of shares—thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.
     Promptly after completion of the sale to the Underwriters [NiSource][NiSource Finance] will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by—a copy—copies—of the opinion[s] of counsel for [NiSource][NiSource Finance] delivered to the Underwriters in connection therewith.
     This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     It is understood that the acceptance of any such Contract is in [NiSource][NiSource Finance]’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to [NiSource][NiSource Finance], it is requested that [NiSource][NiSource Finance] sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between [NiSource][NiSource Finance] and the undersigned when such counterpart is so mailed or delivered.
Yours very truly,

(Name of Purchaser)

By

[Name/Title]

(Address of Purchaser)
Accepted, as of the above date.
[NISOURCE INC.] [NISOURCE FINANCE CORP.]

By

[Insert Title]

2